Exhibit 3.1

EXEMPTED Company Registered and
filed as No. 337091 On 14-May-2018

Assistant Registrar

THE COMPANIES LAW (REVISED)
OF THE CAYMAN ISLANDS

VENUS ACQUISITION CORPORATION

An Exempted Company Limited By Shares

MEMORANDUM AND ARTICLES OF ASSOCIATION

Auth Code: G07737652968

www.verify.gov.ky

EXEMPTED Company Registered and
filed as No. 337091 On 14-May-2018

Assistant Registrar

THE COMPANIES LAW (REVISED)
OF THE CAYMAN ISLANDS

MEMORANDUM OF ASSOCIATION

OF

VENUS ACQUISITION CORPORATION

An Exempted Company Limited By Shares

1	NAME

The name of the Company is Venus Acquisition Corporation.

2	STATUS

The Company is a company limited by shares.

3	REGISTERED OFFICE

The registered office of the Company is at Harneys Fiduciary (Cayman) Limited, 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman, KY1-1002, Cayman Islands or at such other place as the Directors may from time to time decide.

4	OBJECTS AND CAPACITY

Subject to paragraph 9 of this Memorandum, the objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the Companies Law or any other law of the Cayman Islands. The Company is a body corporate capable of exercising all the functions of a natural person of full capacity, irrespective of any question of corporate benefit.

5	SHARE CAPITAL

The share capital of the Company is USD50,000.00 divided into 50,000,000 Ordinary shares of par value USD0.001 each.

6	LIABILITY OF MEMBERS

The liability of each Member is limited to the amount from time to time unpaid on such Member’s Shares.

Auth Code: G07737652968

www.verify.gov.ky

EXEMPTED Company Registered and
filed as No. 337091 On 14-May-2018

Assistant Registrar

7	CONTINUATION

The Company may exercise the powers contained in the Companies Law to transfer and be registered by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be de-registered in the Cayman Islands.

8	DEFINITIONS

Capitalised terms used and not defined in this Memorandum of Association shall bear the same meaning as those given in the Articles of Association of the Company.

9	EXEMPTED COMPANY

The Company will not trade in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the Company carried on outside the Cayman Islands; provided that nothing in this section shall be construed as to prevent the Company effecting and concluding contracts in the Cayman Islands, and exercising in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands.

The undersigned subscribes its name to this Memorandum of Association to form an incorporated company with limited liability to carry out the lawful purposes set out in this Memorandum of Association and agrees to take the number of Shares set out below.

Dated: 14 May 2018

SUBSCRIBER	NUMBER OF SHARES TAKEN

Harneys Fiduciary (Cayman) Limited P.O. Box 10240 Grand Cayman, KY1-1002 Cayman Islands	1 Share

/s/ Amy Law
Amy Law Acting as duly authorised signatory For and on behalf of Harneys Fiduciary (Cayman) Limited

/s/ Katy Chow
Katy Chow Witness to the above signature

Auth Code: G07737652968

www.verify.gov.ky

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